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                                                                    Exhibit 10.1

                             MODIFICATION AGREEMENT
                             ----------------------

     THIS MODIFICATION AGREEMENT ("Modification Agreement") dated as of April 30, 1998, by and among ASTEA INTERNATIONAL INC. ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("Bank") and PNC LEASING CORP. ("PNC").

                                   BACKGROUND

     Borrower and Bank entered into a certain Amended and Restated Loan and Security Agreement dated as of April 24, 1995 (as amended to date, the "Loan Agreement"), the terms of which are incorporated herein by reference. Borrower and PNC have entered into a certain Master Lease Agreement ("Master Lease") dated October 30, 1996, Lease No. 937, and, in connection therewith, have from time to time executed various Schedules, and Supplements to Schedules (said Master Lease, together with all Schedules and Supplements heretofore and hereafter executed in connection therewith, being hereinafter collectively referred to as the "Lease").

     Bank, Borrower and PNC desire to effect certain modifications as hereinafter set forth.

     All modifications effected hereby are, unless expressly set forth to the contrary and subject to fulfillment of all conditions hereinafter specified, effective as of the date hereof.

     NOW, THEREFORE, the parties, INTENDING TO BE LEGALLY BOUND, agree as follows:

     1.  Financial Covenant Modification.  Effective as of March 31, 1998,
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Section 6.01(B) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "(B) Borrower shall at all times comply with the following financial ratios, determined in accordance with GAAP:

     (1) Borrower shall maintain Tangible Net Worth of not less than $6,272,000 as of March 31, 1998, not less than $6,112,000 as of June 30, 1998 and not less than $36,893,000 as of September 30, 1998 and thereafter.

     (2) Borrower shall maintain Liquidity (as hereinafter defined) of not less than $4,000,000 as of March 31, 1998 through and including September 29, 1998 and not less than $11,000,000 as of September 30, 1998 and thereafter. "Liquidity" means for this purpose unencumbered cash or cash equivalents acceptable to the Bank in its business judgment.

     2.  Release of Cash Collateral.   Bank and PNC hereby release the
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$2,000,000 cash collateral previously pledged to Bank and PNC by Network Data,
Inc. pursuant to Pledge Agreement dated __________, 1997.

3.     Borrowing Base.  Notwithstanding anything to the contrary set forth in
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the Loan Agreement, in no event will the outstanding principal balance of the
Revolving Loan (including the face amount of all letters of credit) exceed the lesser of the Revolving Credit Loan Limit (as defined in the Loan Agreement) or the Borrowing Base (as hereinafter defined). Borrower shall deliver to Bank, monthly on or before the 10th day of each calendar month, a Borrowing Base certificate reflecting the Borrowing Base as of the end of the preceding calendar month, certified by Borrower's chief financial officer. In the event the outstanding principal balance of the Revolving Loan (including the face amount of letters of credit) at any time exceeds the Borrowing Base, Borrower will, within one (1) business day, reduce the principal balance of the Revolving Loan by the amount of such excess. As used herein, "Borrowing Base" means 40% of the net outstanding amount of Eligible Accounts (after deducting therefrom all payments, adjustments and credits applicable thereto), and "Eligible Accounts" shall have the meaning set forth in Annex I hereto.

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          4.  Reaffirmation.  Borrower hereby ratifies and reaffirms all to its
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obligations and liabilities to each of PNC and Bank and agrees that the same are owing without offset, counterclaim or other defense of any nature. Borrower specifically ratifies and reaffirms all confession of judgment and waiver of jury trial provisions set forth in any document or instrument executed in connection with or otherwise evidencing such obligations or liabilities.

          Borrower specifically releases each of Bank and PNC, their respective present and future officers, employees and legal counsel, from any and all matter of claims, liabilities, suits, actions, causes of action and damages of any kind or nature whatsoever, at law or in equity, which Borrower has arising from or relating to any act or omission by Bank or PNC and/or any such officer, employee or legal counsel, through and including the date hereof in connection with the consideration, negotiation, consummation, administration and/or enforcement of Borrower's liabilities and obligations to PNC or Bank, including the Loan Agreement, the Lease and this Modification Agreement.

          IN WITNESS WHEREOF, the parties have executed this Modification Agreement on the date first above written.

                                   ASTEA INTERNATIONAL INC

                                   By: /s/ John G. Phillips
                                       --------------------------
                                   Attest: /s/Charles D. LaMotta
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                                   PNC BANK, NATIONAL ASSOCIATION
                                   By: /s/ Joseph A. Serianni
                                       --------------------------

                                   PNC LEASING CORP.
                                   By:
                                       --------------------------

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                                    ANNEX I

          "Eligible Account" shall mean an Account of Borrower which meets all
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of the following requirements:

          (A) The Account arose in the ordinary course of business of Borrower from a bona fide absolute sale of Goods by Borrower (and not on consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement), or for services performed by Borrower, and such Goods have been shipped to the appropriate account debtor, or the services have actually been performed for the appropriate account debtor;

          (B) The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or services performed, and the same were shipped or actually performed in accordance with the order or contract;

          (C) The title of Borrower to the Account and, except as to the account debtor, to any Goods is absolute and is lawfully in Borrower and subject to no other assignment, claim, lien or security interest except that of Bank, and Borrower has the right of assignment thereof and the power to grant to Bank a security interest therein;

          (D) The amount shown on the books or records of Borrower and on any invoice or statement delivered to Bank in respect of the Account is owing to Borrower, and no partial payment has been made thereon except as shown on such books and records and disclosed to Bank;

          (E) The Account is a valid and enforceable Account, representing an undisputed indebtedness of an account debtor to Borrower, is not subject to any claim or reduction, counter-claim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged Goods or unsatisfactory services, or for any other reason, except for discounts customarily allowed by Borrower in the ordinary course of its business for prompt payment;

          (F) The account debtor has not returned or refused to retain any of the goods, the sale of which gave rise to the Account, or the account debtor has not, upon partial payment of amounts owing to Borrower, reserved the right to return any of the Goods, the sale of which gave rise to the Account;

          (G) The Account has been outstanding not more than 90 days from the invoice date;

          (H) The Account did not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by Borrower to the Bank of the Account arising with respect thereto;

          (I) Borrower has received no Instrument in payment of the Account, nor any chattel Paper with respect to the Goods, the sale of which gave rise to the Account, and, if any Instrument or Chattel Paper is at any time received, Borrower will immediately notify Bank and, at the latter's request, endorse and/or assign and deliver the same to Bank;

          (J) Borrower has received no notice of the death of the account debtor or a general partner thereof; nor of the dissolution, termination of existence, insolvency, business failure or cessation, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws, now or hereafter enacted, by or against the account debtor. Upon the receipt by Borrower of any such notice, it will immediately notify the Bank thereof;

          (K) The account debtor is not an Affiliate of Borrower.

          (L) The Account is owing from an account debtor whose principal place of business, executive offices and office from which its order was placed is within the United States or Canada unless such Account is secured by a letter of credit issued or confirmed by a domestic financial institution reasonably acceptable to Bank;

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          (M) The Account is not an account owing from an account debtor which is a government (federal, state or local) or an agency or instrumentality of a government, or if the Account is an account owing from an account debtor which a government (federal, state or local) or an agency or instrumentality of a government, all requirements necessary to fully assign all rights with respect to such Account to Bank have been met or complied with, including the requirements of the Federal Assignment of Claims Act, and such account debtor shall have given all such consents, permissions or agreements as are necessary to fully assign, and make payments on, such Account to Bank.

          An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing, shall forthwith cease to be an Eligible Account.

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